CONSENT OF INDEPENDENT ACCOUNTANTS



	       We consent to the application of our report dated March 4, 1994, included in the annual report on Form 10-K of C-TEC Corporation for the year ended December 31, 1993, to the amended consolidated statements of common shareholders' equity for the years ended December 31, 1993, 1992 and 1991 and amended footnote nos. 4, 7, 9, 11 and 12 which are included in this amendment on Form 10-K/A.





				     /s/ Coopers & Lybrand L.L.P.
				     ---------------------------
					 COOPERS & LYBRAND L.L.P.



Philadelphia, PA
November 9, 1994